Exhibit 10.1

FOOTHILS PETROLEUM, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Purchase Agreement”'), dated as of June 30, 2016, is entered into by and among Key Link Assets Corp., a Delaware corporation (“KYLK” or “Issuer”), and Berwin Trading Limited, a British Virgin Islands company (“Purchaser”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Section 11 below.

RECITALS

A.          KYLK is a Delaware corporation whose shares are listed for trading on OTCQB under the “KYLK” trading symbol.

B.           Through Foothills Petroleum, Inc., a Nevada corporation wholly owned by KYLK since May 27, 2016 ("Foothills"), KYLK is engaged in development and acquisition of oil and gas assets as more particularly described in the Current Report on Form 8-K filed by KYLK with the Securities and Exchange Commission ("SEC") on June 10, 2016 (the "June 8-K").

C.           By securities purchase agreements dated in December 2015 and April 2016, (i) Foothills received an aggregate of $1 million from Alternus Capital Holdings, Ltd., a British Virgin Islands company (“Alternus”), in exchange for convertible promissory notes (the “Alternus Notes”) that were convertible at $0.665 per share (the "Conversion Price"); and (ii) Foothills further granted Alternus the right to invest an additional $2.5 million in securities of Foothills at the Conversion Price (the “Alternus Option”).

D.           As further described within the June 8-K, on May 27, 2016, KYLK entered into that certain share exchange agreement (the “Share Exchange Agreement”) with the shareholder of Foothills as a result of which Foothills became a wholly owned subsidiary of KYLK and the Alternus Notes were automatically converted into shares of common stock at the Conversion Price.

E.           Prior to entering into the Share Exchange Agreement, Foothills was advised by Alternus that Alternus had assigned the Alternus Option to Purchaser (the "Berwin Assignment").

F.           Issuer seeks additional funds in furtherance and support of Foothills' operations and business plan and Purchaser seeks to provide working capital to Issuer in the amount of $2 million for such purposes at the Conversion Price.

G.          To the extent indicated in this Agreement, Purchaser desires to exercise the Alternus Option pursuant to the Berwin Assignment and to purchase from Issuer, and Issuer desires to sell and issue to Purchaser, 3,007,519 shares of its common stock (the “Shares”) in consideration of $2 million (the “Berwin Stock Acquisition”).

H.          Purchaser acknowledges that the Shares are speculative securities subject to substantial risk including risks of illiquidity. Issuer will require substantial additional capital which may not be available, and Purchaser acknowledges a general risk of complete loss pertaining to investment into KYLK.

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NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Purchase Agreement hereby agree as follows:

1.           Incorporation of Recitals. The foregoing Recitals are hereby incorporated herein as if restated in their entirety.

2.           Subscription for Shares; Use of Proceeds

(a)          Subject to and in accordance with the terms and conditions of this Purchase Agreement, Purchaser hereby agrees to purchase the Shares from Issuer for $2 million (the “Purchase Price”) payable in immediately available funds at the Closing.

(b)          Issuer agrees and covenants that the proceeds from this subscription and purchase may be used as management may deem appropriate in connection with the operation and general working capital needs of Issuer and of Foothills.

(c)          Issuer covenants and agrees that Purchaser shall have a 30 day option from the Closing of this offering to complete the balance of the Preliminary Financing and to invest up to an additional $500,000 in the securities of the Issuer at a price of $0.665 per share, upon such additional terms and conditions, as will be determined by both parties. Purchaser acknowledges that it is not hereby or herein being granted any further option or right to acquire securities of the Issuer.

3.           Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to, and agrees with, Issuer as follows:

(a)          Purchaser is an accredited investor, experienced in making speculative investments and can bear the economic risk of losing Purchaser’s entire investment in the Shares.

(b)          Purchaser is acquiring the Shares for investment purposes only and the Shares will be held by Purchaser without sale, transfer or other disposition for an indefinite period unless the transfer of the Shares subsequently is registered under the U.S. federal securities laws or unless exemptions from registration are available.

(c)          Purchaser’s overall commitments to investments that are not readily marketable are not disproportionate to Purchaser’s net worth and Purchaser’s investment in the Shares will not cause such overall commitments to become excessive.

(d)          Purchaser’s financial condition is such that Purchaser is under no present or contemplated future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

(e)          Purchaser has adequate means of providing for Purchaser’s current needs and personal contingencies and has no need for liquidity in Purchaser’s investment in the Shares.

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(f)          Purchaser has sufficient knowledge and experience in business and financial matters to evaluate and has evaluated the merits and risks of this investment.

(g)         The address set forth below on the signature page of this Purchase Agreement is Purchaser’s true and correct address, and Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

(h)         Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because Purchaser meets one of the following criteria (if Purchaser is not an “accredited investor”, place an “X” in the following blank:______):

(1)         An individual with a net worth, individually or jointly with Purchaser’s spouse, of $1,000,000 (in calculating net worth, one may include equity in personal property and real estate other than one’s principal residence, including cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property); or

(2)         An individual with income in excess of $200,000 in each of the two most recent years, or joint income with Purchaser’s spouse in excess of $300,000 in each of those years, and Purchaser has a reasonable expectation of reaching the same income level in the current year; or

(3)         An individual who is an officer or director of Foothills; or

(4)         A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

(5)         A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D, as promulgated under the Securities Act; or

(6)         An entity in which all of the equity owners are accredited investors.

(i)          Purchaser confirms that all documents, records and books pertaining to an investment in the Shares that have been requested by Purchaser have been made available or delivered to Purchaser. Without limiting the foregoing, Purchaser has (i) received and reviewed this Purchase Agreement, (ii) had the opportunity to discuss the acquisition of the Shares with representatives of Issuer, (iii) has reviewed all public filings made by the Issuer with the SEC and (iv) has obtained or been given access to all information concerning Issuer that Purchaser has requested. Purchaser further represents that Purchaser is cognizant of the limited operations, financial condition and capitalization of Issuer, is cognizant of the use of proceeds from this financing for such purposes as Issuer's management may deem appropriate, is aware that the purchase price per share bears no relationship to underlying value of the Issuer and or of Foothills,and has available full information concerning Issuer's affairs to evaluate the merits and substantial risks of an investment in the Shares.

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(j)           Purchaser understands that the Shares have not been registered under the 1933 Act, or any state securities laws in reliance on an exemption for private offerings and no U.S. federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the offering of any of the securities offered.

(k)          Purchaser acknowledges that, in making the decision to acquire the Shares, it has relied solely upon independent investigations made by Purchaser and the representations, warranties and covenants made by Foothills.

(l)           Purchaser has the full right, power and authority to enter this Purchase Agreement and to carry out and consummate the transactions herein. This Purchase Agreement constitutes the legal, valid and binding obligation of Purchaser.

(m)         Purchaser acknowledges and is aware that the following (or similar) legend will be imprinted on the certificates representing the Shares being acquired by Purchaser:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL TO THE REGISTERED HOLDER (WHICH OPINION AND COUNSEL SHALL BOTH BE SATISFACTORY TO THE COMPANY).

(n)         Purchaser understands and agrees that Issuer may use the proceeds obtained hereby for property and other acquisitions in the oil and gas industry as well as for general working capital to support operations of Issuer and its subsidiaries.

(o)          Purchaser understands and agrees that Issuer is relying upon the accuracy, completeness, and truth of Purchaser’s representations, warranties, agreements, and certifications contained in this Purchase Agreement, in determining Purchaser’s suitability as an investor in KYLK and in establishing compliance with federal and state securities laws. Purchaser understands that any incomplete, inaccurate, or untruthful response, or the breach of Purchaser’s representations, warranties, agreements, or certifications, may result in Purchaser or Issuer, or both, being in violation of federal or state securities laws, and any person, including Issuer, who suffers damage as a result may have a claim against Purchaser for damages. Purchaser also acknowledges that Purchaser is indemnifying the Issuer for these and other losses in accordance with Section 5 of this Purchase Agreement.

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(p)          For purposes of compliance with the Regulation S exemption for the offer and sale of the Shares to non-U.S. Persons, if the Purchaser is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S, the Purchaser represents and warrants it is a person or entity that is formed and is domiciled outside the United States, and further represents and warrants as follows:

(1)          The Purchaser is not acquiring the Shares for the account or benefit of a U.S. Person.

(2)          If the Purchaser is a legal entity, it has not been formed specifically for the purpose of investing in the Issuer.

(3)          The Purchaser hereby represents that it has satisfied and fully observed the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Shares, including (i) the legal requirements of the Purchaser’s jurisdiction for the acquisition of the Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Shares; and further, the Purchaser agrees to continue to comply with such laws as long as it shall hold the Shares.

(4)          To the knowledge of the Purchaser, without having made any independent investigation, neither the Issuer nor any person acting for the Issuer, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Shares being offered. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Investment Securities. To the knowledge of the Purchaser, the Shares were not offered to the undersigned through, and the undersigned is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(5)          The Purchaser will offer, sell or otherwise transfer the Shares, only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuer’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Issuer for the purpose of determining the availability of an exemption.

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(6)        The Purchaser will not engage in hedging transactions involving the Shares unless such transactions are in compliance with the Securities Act.

(7)        The Purchaser represents and warrants that the undersigned is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12- month consecutive period). The Purchaser understands that the Issuer may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the Shares under the Securities Act, and the provisions of relevant state securities laws.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the Closing of this Purchase Agreement.

4.           Representation and Warranties of Issuer. KYLK hereby represents and warrants to, and agrees with, Purchaser as follows (“Issuer Warranties”):

(a)          KYLK has full power and authority to enter into, deliver and perform this Purchase Agreement, to allot, issue and sell the Shares to Purchaser and its entering into, delivery and performance of this Purchase Agreement has been duly authorized by all necessary corporate actions and will, when executed, constitute legal, valid and binding obligations on KYLK, enforceable in accordance with its terms.

(b)          The execution and delivery of this Agreement, the issue and sale of the Shares, the consummation of the transactions herein contemplated and compliance with the terms hereof by Issuer do not, and will not, at the time of execution and delivery or issue (as the case may be), (1) contravene the constitutional documents of Issuer in any way; (2) conflict with or result in breach of any of the terms or provisions of, or constitute a default under any indenture, trust deed, mortgage or other agreement of instrument to which Issuer is a party or by which any of them or any of their respective properties are bound; or (3) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over Issuer or any of their respective properties.

(c)          The Shares will be issued in accordance with the organizational documents of Issuer and all applicable laws, rules and regulations and will rank pari passu in all respects with all other shares of common stock of Issuer issued and outstanding.

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(d)          Other than as may be noted herein, the Shares will be free from all liens, charges, encumbrances and third party rights of whatsoever nature and together with all rights attaching thereto as of the Closing.

(e)          KYLK was incorporated on May 13, 2010 under the laws of Delaware.

(f)           KYLK is validly constituted and incorporated and has the requisite corporate power and is carrying on its business in the manner and in its territories within the scope of its business license and all relevant approval certificates and there is no suspension or cancellation of any such approvals, permits, authorities, licenses or consents, the result of which may have a material adverse effect on KYLK.

(g)          As of the date hereof, KYLK owns 100% of Foothills Petroleum, Inc. and it owns 100% of Foothills Exploration LLC. Other than as set forth herein KYLK owns no other subsidiaries.

(h)          Issuer has conducted its business in accordance with all applicable laws and regulations and there is no order, decree or judgment of any court or any governmental agency of any country or jurisdiction outstanding against Foothills.

(i)           No person has given any guarantee of or security for any overdraft, loan or loan facility granted to Issuer.

(j)           Issuer is not or has not been a party to any litigation, arbitration, prosecutions or other legal or contractual proceedings or hearings before any statutory, regulatory or governmental body, department, board of agency or to any material disputes or to or the subject of any investigation by any authority in the place where the business of Issuer is conducted.

(k)          To the knowledge of Issuer no litigation, arbitration, prosecution or other legal or contractual proceedings or investigations are threatened or pending either by or against as Issuer and there are no facts or circumstances, so far as Issuer and its directors and chief executive officer are aware, which might give rise to any such proceeding, investigation, hearing or to any dispute or to any payment.

(l)           There are no unfulfilled or unsatisfied judgments against Issuer, Foothills or Foothills Exploration, LLC.

(m)         To Issuer's knowledge, the information given to Purchaser and its professional advisers by Issuer during the negotiations prior to this Purchase Agreement and with respect to Issuer was, when given, true in all material respects.

(n)          Warranties given hereunder shall be deemed to be repeated immediately before Closing and to relate to the facts and circumstances then existing.

(o)          Warranties given hereunder shall survive Closing insofar as the same are not fully performed on Closing or as expressly stated herein.

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5.           Indemnification. Each of the Issuer and Purchaser, acknowledges that it understands the meaning and legal consequences of the representations, warranties, agreements, and certifications made by it in this Purchase Agreement, and the undersigned hereby agrees to indemnify and hold harmless each of Foothills, its managers, officers, directors, representatives and agents from and against any and all loss, damage, or liability due to or arising out of a breach of any representation, warranty, agreement, or certification, or the inaccuracy of any statement, of it contained in this Purchase Agreement or any other document submitted by it in connection with this Purchase Agreement. The foregoing notwithstanding, nothing in this Purchase Agreement, including the representations, warranties, agreements and certifications contained in this Purchase Agreement, shall be deemed to constitute a waiver of any rights that a party hereto may have under any applicable law.

6.           Conditions Precedent to Purchaser’s Obligation to the Closing. This Agreement and the obligations of Purchaser to effect the Closing are conditional upon the fulfillment of the following conditions precedent (“Purchaser Conditions Precedent”):

(a)          The Warranties of Issuer in Section 4 being materially true, accurate and not materially misleading and that no events have occurred that would result in any breach of any of the Warranties of Issuer or other provisions of this Agreement by the Issuer; and

(b)          No events having occurred that would result in any breach of any of such representation or warranties or other provisions of this Agreement by Issuer.

7.           Conditions Precedent to the Issuer’s Obligation to the Closing. This Agreement and the obligations of the Issuer to effect the Closing are conditional upon the fulfillment of the following conditions precedent (“Issuer’s Conditions Precedent”): the representations and warranties made by Purchaser in Section 3 being materially true, accurate and not materially misleading and that no events have occurred that would result in any breach of any of such representation or warranties or other provisions of this Agreement by Purchaser.

8.           Matters Pending Closing. Except as may be otherwise herein contemplated, Issuer undertakes that (i) it will not do, permit to do or omit to do (or allow to be done or to be omitted to be done) any act or thing (in either case whether or not in the ordinary course of business) which is material in the context of Issuer prior to Closing and (ii) subject to the foregoing, procure in particular (but without limiting the generality of the foregoing) that Issuer shall not prior to Closing, without having first obtaining the prior written consent of Purchaser or save as contemplated under this Agreement:

(a)          Enter into or amend any material contracts or other material transaction or capital commitment or incur or allow to arise any material contingent liability other than as may be contemplated under this Purchase Agreement.

(b)          Dispose or agree to dispose of any asset other than in the ordinary course of its business or which is material in the context of operations.

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(c)         Compromise, settle, release, discharge or compound any material civil, criminal, arbitration or other proceedings or any material liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing without promptly notifying Purchaser.

(d)         Enter into any transaction or arrangement, other than for full consideration and on arms-length terms.

(e)         Do, allow or procure any act or permit any omission which would constitute a breach of any of the Issuer's Warranties.

Subject always to the compliance with the applicable laws, rules and codes, Issuer further undertakes that it shall not during the period from the date of this Purchase Agreement and ending on Closing Date do anything that may delay, hinder or frustrate the completion of this Purchase Agreement.

9.           Closing; Drop Dead Date.

(a)          If the Purchaser Conditions Precedent and Issuer Conditions Precedent shall not have been fulfilled or waived by the party in whose favor the Conditions Precedent run in full on or before 5:00 p.m. on June 30, 2016 (or such other date agreed by Issuer and Purchaser in writing)(the “Drop Dead Date”), all rights and obligations of the parties hereunder shall cease and terminate and no party shall have any claim against the others save for claim (if any) in respect of such continuing provisions or any antecedent breach hereof.

(b)         Subject to fulfillment of the Purchaser and Issuer Conditions Precedent, or waiver thereof, Closing shall take place at the Law Offices of Aaron A. Grunfeld & Associates, 11111 Santa Monica Boulevard, Suite 1840, Los Angeles, California 90025. 12:00 noon Pacific Standard Time, on the date (“Closing Date”) which is the first Business Date immediately after the date on which all the applicable Conditions Precedent are fulfilled or waived as set forth herein. The exchange of the executed copies of this Purchase Agreement, and Issuer’s letter of instructions to its independent transfer agent authorizing issuance of Shares to Purchaser or persons identified by the Purchaser, against release of funds to the Issuer together with such other deliveries made by the parties in support thereof on the Closing Date shall be deemed to be the "Closing" for purposes of this Agreement.

(c)         Purchaser shall transfer by wire, in immediately available funds, the full amount of the Purchase Price (the “Wired Amount”) to the Issuer or persons identified by Issuer, at the wire instructions provided by a member of KYLK management.

(d)         At Closing, upon satisfaction of the applicable Conditions Precedent, or waiver thereof, Issuer shall, subject to its receipt of a confirmation signed by the Purchaser and the fulfillment or waiver of the applicable Conditions Precedent, will deliver or cause to be delivered to Purchaser:

(i)          Issuer’s stock certificate or certificates representing the Shares; and

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(ii)         Resolutions of the Board of Director(s) of Issuer authorizing the transactions contemplated hereunder.

(e)          At Closing, upon satisfaction of the applicable Conditions Precedent, or waiver thereof, Purchaser shall:

(i)          Deliver to Issuer or persons designated by Issuer, the Wired Amount in good funds; and

(ii)         Deliver to Issuer such other documents or confirmations as may be reasonably requested.

10.         Costs and Expenses. Each party to this Purchase Agreement shall pay its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Purchase Agreement.

11.         Definitions. The following capitalized terms shall have the following definitions for purposes of this Purchase Agreement:

(a)          “Common Stock” means the Common Stock of Issuer.

(b)          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(c)          “Securities Act” means the Securities Act of 1933, as amended from time to time.

(d)          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company; partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

12.         Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Purchase Agreement shall be effective against Foothills or Purchaser unless such modification, amendment or waiver is approved in writing by Foothills and Purchaser. The failure of any party to enforce any of the provisions of this Purchase Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Purchase Agreement in accordance with its terms.

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13.         Severability. Whenever possible, each provision of this Purchase Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Purchase Agreement in such jurisdiction, but this Purchase Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.         Entire Agreement. This Purchase Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15.         Successors and Assigns. This Purchase Agreement shall bind and inure to the benefit of the successors and assigns of the Parties hereto.

16.         Counterparts. This Purchase Agreement may be executed in two or more counterparts including by facsimile or electronic transmission, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

17.         Remedies. The parties hereto shall be entitled to enforce their rights under this Purchase Agreement specifically, to recover damages by reason of any breach of any provision of this Purchase Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Purchase Agreement and that Issuer and Purchaser may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Purchase Agreement.

18.         Notices. Any notice provided for in this Purchase Agreement shall be in writing and shall be either personally delivered, or mailed certified or registered mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to Issuer at the address set forth below and to any other recipient at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

If to Issuer, at:

Key Link Assets Corp.
633 17th Street, Suite 1700-A
Denver, Colorado 80202
Contact: B. P. Allaire

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Email: bpallaire@foothillspetro.com
Phone no: 720-449-7478
Fax no: 720-449-7479

If to Purchaser, at:

Berwin Trading Limited
Flat B, 28/F, Block 9, Larvotto,
8 Praya Road,

Ap Lei Chau, Hong Kong
Attention: Joe Lam, Director
Contact: Hazel Tse,
Email: togethertse@gmail.com,
Phone no.:+852 3758 2138
Fax no:+852 3914 7215

19.         Governing Law. The corporate law of the State of California shall govern all issues and questions concerning the relative rights of the parties hereto. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Purchase Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California shall control the interpretation and construction of this Purchase Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of such other jurisdiction would ordinarily apply.

20.          Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which Foothills' chief- executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

21.         Descriptive Headings. The descriptive headings of this Purchase Agreement are inserted for convenience only and do not constitute a part of this Purchase Agreement.

(remainder of page intentionally left blank - signature page follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement on the day and year first above written.

“ISSUER”

Key Link Assets Corp.
a Delaware corporation

By:	/s/ B. P. Allaire
Name:	B. P. Allaire
Title:	Chief Executive Officer

“PURCHASER”

Benwin Trading Limited
a British Virgin Islands corporation

By:	/s/ Joe Lam
Name:	Joe Lam
Title:	Director

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